UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2026

U. S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-115164	20-1576986
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

12200 North Ambassador Drive
Kansas City, Missouri	64163
(Address of Principal Executive Offices)	(Zip Code)

(866) 877-2525

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 7, 2026, Stanley Linville notified U. S. Premium Beef, LLC (the “Company” or “USPB”) of his decision to retire as the Chief Executive Officer of the Company, effective December 26, 2026 (the “Transition Date”).

On August 7, 2026, the Company announced the appointment of James Sellers to succeed Mr. Linville as the next Chief Executive Officer of the Company, effective as of the Transition Date.

Mr. Linville will continue to serve as Chief Executive Officer of the Company until the Transition Date and, prior to the Transition Date, Mr. Sellers will hold the title of Chief Executive Officer – Elect.

Mr. Sellers, age 46, joins the Company from Land O’Lakes, Inc., a member owned agriculture cooperative, where he served as Director of Demand Development for the Beef Value Chain since 2025. Prior to that position, Mr. Sellers served as Key Account Manager, Meat of JBT Marel Corporation (NYSE: JBTM), a provider of global food processing solutions, from 2023 to 2025. Previously, Mr. Sellers served for over 20 years at Tyson Fresh Meats, Inc., a meat-packing subsidiary of Tyson Foods, Inc., where he held various sales leadership roles from 2002 to 2023, including serving as President of the Central Sales East Service Center from 2020 to 2023. Mr. Sellers holds a Bachelor of Science degree in Chemistry from Buena Vista University and an MBA from Iowa State University.

There are no arrangements or understandings between Mr. Sellers and any other person pursuant to which he is being appointed as the successor Chief Executive Officer of the Company. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Sellers and any of the Company’s executive officers or directors. There are no transactions or relationships between the Company and Mr. Sellers that are reportable under Item 404(a) of Regulation S-K.

In connection with Mr. Sellers’ appointment as the successor Chief Executive Officer, the Company and Mr. Sellers entered into an employment agreement (the “Sellers Employment Agreement”), dated as of August 1, 2026 (the “Effective Date”), for a term expiring on December 30, 2028 (the “Expiration Date”). Pursuant to the Sellers Employment Agreement, Mr. Sellers will be paid a base salary of (i) $121,978 for the period from the Effective Date through December 26, 2026, (ii) $300,000 for the period from December 27, 2026 through December 25, 2027 and (iii) $300,000 for the period from December 26, 2027 through December 30, 2028 (each period, an “Annual Period”).

Under the Sellers Employment Agreement, if Mr. Sellers is employed by USPB on the last day of any Annual Period occurring on or before the Expiration Date (except as otherwise provided in the Sellers Employment Agreement), he will be eligible to receive an annual incentive payment (the “Annual Incentive”) equal to seventy-five one hundredths of a percent (0.75%) of the Total Benefits (as defined below) that exceed $35,000,000, multiplied by the ratio of the number of days Mr. Sellers is employed by the Company over the total number of days in the applicable fiscal year. For purposes of the Sellers Employment Agreement, “Total Benefits” is defined as the sum of: (i) audited fiscal year-end USPB earnings before tax plus (ii) the USPB grid premiums which is the net sum of all USPB unitholder and associate grid premiums and discounts calculated through all USPB grids at all plants, taking into account all calculators including, but not limited to, base price, dressing percent, quality grade, outlier cattle, A/V, Natural, per head category premiums, and other specific categories, less the base price calculator excluding any set base price premium.

The Sellers Employment Agreement also provides that if Mr. Sellers is employed by USPB through the Expiration Date, he will be eligible to receive a long-term incentive payment (the “Long-Term Incentive”) in an amount equal to fifty one hundredths of a percent (0.50%) of the amount by which USPB’s aggregate Total Benefits from fiscal years 2026, 2027 and 2028 exceed $105,000,000, multiplied by the ratio of the number of days Mr. Sellers is employed by the Company over 1,099 days.

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Mr. Sellers will be entitled to receive employee benefits coverage that generally is comparable to the coverage provided, from time to time, to other similarly situated management employees of USPB, paid vacations, personal and sick days in accordance with USPB’s policies in effect from time to time and reimbursement for certain reasonable and documented travel, entertainment and other expenses related to his employment.

Under the Sellers Employment Agreement, Mr. Sellers has agreed to be bound by certain non-competition, non-solicitation, nondisclosure and non-disparagement covenants for a period of twelve (12) months after the date of termination of his employment (the “Restricted Period”). Amongst other things, Mr. Sellers will be prohibited from engaging in, holding interest in or participating in the financing, operation, management or control of any firm, partnership, corporation, person, entity or business that engages or participates in the business of USPB and/or its affiliates, including but not limited to any business or enterprise engaged in the beef packing or processing industry that involves any business activity that competes with the business of USPB and/or its affiliates. During the Restricted Period, Mr. Sellers will receive monthly payments (the “Noncompetition Payments”) equal to (i) the base salary that would be paid under the Sellers Employment Agreement if Mr. Sellers was employed or Mr. Sellers’ base salary at the time of termination, whichever is greater plus (ii) the sum of the monthly amount of premium, payment, or contribution that USPB would have made or contributed on behalf of Mr. Sellers if he was employed for group benefits then provided to other employees of USPB, but excluding paid vacations, personal and sick days, allowances, telecommunications equipment or services, expense reimbursement, or 401(k) contributions. In the event Mr. Sellers is terminated for “Cause” (as defined in the Sellers Employment Agreement), subject to certain exceptions, Mr. Sellers will not receive any Noncompetition Payments.

In the event Mr. Sellers’ employment is terminated by the Company without “Cause” or by him for “Good Reason” (as such terms are defined in the Sellers Employment Agreement), Mr. Sellers will be entitled to severance payments (“Severance”) consisting of: (i) payment of base salary through the date of the termination plus continued payments of base salary through the Expiration Date; (ii) payment of the Annual Incentive in the amounts and at the times provided as if Mr. Sellers had remained employed through the Expiration Date; (iii) payment of the Long-Term Incentive at the amounts provided (less any amounts paid) that would have paid if Mr. Sellers had remained employed through the Expiration Date; and (iv) payment of the Noncompetition Payments. In each case, Mr. Sellers’ right to receive the severance payments described above would be subject to his execution of a release of employment claims in favor of the Company and its affiliates.

The amount of the Annual Incentive, Long-Term Incentive and Severance payments under the Sellers Employment Agreement is subject to an aggregate cap calculated as set forth in the Sellers Employment Agreement. The cumulative average annual cap of such payments is equal to 1.5 multiplied by the quotient of (i) the sum of the base salary for each Annual Period divided by (ii) three.

The foregoing summary is qualified in its entirety by the full text of the Sellers Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On August 7, 2026, the Company issued a press release announcing the Chief Executive Officer transition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated August 1, 2026, by and between U. S. Premium Beef, LLC and James Sellers.
99.1	Press Release dated August 7, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By: /s/ Stanley D. Linville
Stanley D. Linville
Chief Executive Officer

Dated: August 7, 2026

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